As filed with the Securities and Exchange Commission on January 22, 1997
                                           Registration No. 33-  ________

==========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                     ----------------------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     ----------------------------------

                                   ICO, INC.
             (Exact name of Registrant as specified in its Charter)

           TEXAS                                     75-1619554
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
                                    ICO, INC.
                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077
                                  (281)721-4200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                   ICO, INC.
                           1996 STOCK OPTION PLAN AND
                         THE RESTATED 1993 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN


                             Gary P. Kreider, Esq.
                          Keating, Muething & Klekamp
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513)579-6411
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
      Title of Each                                 Proposed Maximum       Proposed Maximum
   Class of Securities         Amount to             Offering Price       Aggregate Offering           Amount of
    to be Registered         be Registered           Per Share (1)             Price (1)           Registration Fee
-------------------------------------------------------------------------------------------------------------------
      Common Stock,           880,000 (2)                6.4375                $5,665,000              $1,717.00
      No par value               Shares
===================================================================================================================


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee; based on the average of the high and low prices reported on the National Association of Securities Dealers Automated quotations System-National Market System on January 17, 1997.

(2) This Registration Statement is filed for up to 800,000 shares of Common Stock issuable upon exercise of options granted pursuant to the ICO, Inc. 1996 Stock Option Plan and 80,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Restated 1993 Non-Employee Directors Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by ICO, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the Fiscal Year ended September 30, 1996.

         2. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 25, 1995.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Article 2.02-1 of the Texas business Corporation Act provides:

         (1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in an action, suit, investigation or other proceeding to which he is, was, or is threatened to be a party; provided that it is determined by the board of Directors, a committee thereof, special legal counsel, or a majority of the stockholders that such officer or director:
              (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, not opposed to the corporations' interest, and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         (2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with an action, suit, investigation, or other proceeding to which he is, was, or was threatened to be a party if he has been wholly successful in its defense.

         (3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

         (4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Article 7, Section 7.01 of the Registrant's Bylaws provides for indemnification of directors and officers, and such Article 7, Section
         7.01 is hereby incorporated herein be reference.

         The Registrant has purchased a directors and officers liability and corporation reimbursement policy in the amount of $10,000,000 which, subject to certain exceptions, protects the officers and directors of the Registrant against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

         Article 302-7.06 of the Texas Miscellaneous Corporation Laws Act permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) an act or omission for which liability of a director is expressly provided by applicable statute.

         Article Twelve of the Articles of Incorporation of the Registrant provides that to the full extent that the Texas Miscellaneous Corporation Laws Act, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Twelfth shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7.       Exemption from Registration Claimed

              Not applicable.

Item 8.       Exhibits

         4. Instruments defining the rights of security holders, including indentures:

              ICO, Inc. 1996 Stock Option Plan (Incorporated by reference to Exhibit "A" to the ICO, Inc. Proxy Statement dated September 3,
              1996)

              ICO, Inc. Restated 1993 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit "B" to the ICO, Inc. Proxy Statement dated September 3, 1996.)

         5. Opinion re: Legality -- opinion of the Company's Senior Vice President and General Counsel -- filed herewith.

         23.  Consents of Experts and Counsel

              23.1 Consent of the Company's Senior Vice President and General Counsel is contained in its opinion filed as Exhibit 5 to this Registration Statement.

              23.2   Consent of Price Waterhouse LLP is filed herewith.

              23.3   Consent of Coopers and Lybrand LLP is filed herewith.

         24. Power of Attorney (see signature page of this Registration Statement - Page 4)

Item 9.       Undertakings

         9.1  The undersigned Registrant hereby undertakes:

              (a)(i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement.

              (a)(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

              (a)(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) That, for purposes of determining any liability under the Securities Act of 1933, each filling of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on January 22, 1997.

                                           ICO, INC.

                                           By:/s/ Sylvia A. Pacholder
                                              ----------------------------------
                                                  Sylvia A. Pacholder,
                                                  President & Chief
                                                  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Jon C. Biro as Attorney-In-Fact to sign all amendments including any post-effective amendments to this Registration Statement.

Signature                                     Capacity                                   Date
---------                                     --------                                   ----

/s/ Sylvia A. Pacholder                     President &                               January 22, 1997
--------------------------------            Chief Executive Officer
Sylvia A. Pacholder *                       (Principal Executive Officer)



/s/ Asher O. Pacholder                      Chairman of the Board                     January 22, 1997
--------------------------------            & Chief Financial Officer
Asher O. Pacholder *                        (Principal Financial Officer)



/s/ Robin E. Pacholder                      Senior Vice President                     January 22, 1997
--------------------------------            and General Counsel
Robin E. Pacholder *

/s/ Jon C. Biro                             Senior Vice President & Treasurer         January 22, 1997
--------------------------------            (Principal Accounting Officer)
Jon C. Biro

/s/ William E. Cornelius                    Director                                  January 22, 1997
--------------------------------
William E. Cornelius *

/s/ James E. Gibson                         Director                                  January 22, 1997
--------------------------------
James E. Gibson*

/s/ Walter Leib                             Director                                  January 22, 1997
--------------------------------
Walter Leib*

/s/ William J. Morgan                       Director                                  January 22, 1997
--------------------------------
William J. Morgan *

/s/ George Sirusas                          Director                                  January 22, 1997
--------------------------------
George Sirusas*

/s/ John F. Williamson                      Director                                  January 22, 1997
--------------------------------
John F. Williamson *

/s/ William E. Willoughby                   Director                                  January 22, 1997
--------------------------------
William E. Willoughby*

                               INDEX TO EXHIBITS

        Exhibit
        Number                     Description
--------------------------------------------------------------------------------
         5.      Opinion re: Legality -- opinion of the Company's
                 Senior Vice President and General Counsel -- filed
                 herewith.

         23.     Consents of Experts and Counsel

                 23.1   Consent of the Company's Senior Vice President and
                        General Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement

                 23.2   Consent of Price Waterhouse LLP filed
                        herewith.

                 23.3   Consent of Coopers & Lybrand LLP filed herewith.

         24. Power of Attorney (see signature pages of this Registration Statement - Page 4)





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